UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) JULY 15, 2009

                        CORNERSTONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

        NEW JERSEY                    000-53576                  80-0282551
        ----------                    ---------              ------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)

        6000 MIDLANTIC DRIVE
     MT. LAUREL, NEW JERSEY 08054                           08054
---------------------------------------                  ----------
(Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (856) 439-0300

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Cornerstone Bank, a New Jersey state chartered commercial bank and the wholly-owned subsidiary of the Registrant, entered into employment agreements with certain employees, the details of which are set forth herein at Item 5.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On July 15, 2009, the Registrant entered into an amended and restated employment agreement (the "A&R Agreement") with George W. Matteo, Jr., the Registrant's Chairman, President and Chief Executive Officer, amending the agreement originally dated January 10, 2008 (the "Original Agreement") between Mr. Matteo and Cornerstone Bank, a New Jersey state chartered commercial bank and the Registrant's wholly owned subsidiary (the "Bank"). The Registrant was not a party to the Original Agreement but was added as a party to the A&R Agreement. The financial terms of the A&R Agreement are substantially similar to the financial terms contained in the Original Agreement. In addition, the A&R Agreement clarifies Mr. Matteo's right to receive stock options permitting the purchase of 45,000 shares of common stock, which was provided for under the Original Agreement, and imposes a vesting period of 3 years for such options. A copy the A&R Agreement is annexed hereto as Exhibit 10.1.

In addition, the Bank entered into employment agreements (collectively, the "Agreements") with:

     o Mr. Gene D'Orazio, to continue to serve as Executive Vice President, Chief Operating Officer and Director of Retail Banking;
     o Mr. David T. Swoyer, to continue to serve as Executive Vice President and Chief Lending Officer;
     o Ms. Colleen M. Connell, to continue to serve as Executive Vice President and Chief Credit Officer; and
     o Ms. Donna J. McDermott, to continue to serve as Senior Vice President and Director of Human Resources

(collectively, the "Employees"). Each of the Agreements is identical except with respect to the base salary and the position with the Bank of each Employee. The Agreements provide for a term of 1 year.

Under the Agreements, in the event that an Employee is terminated without cause, or resigns with "good reason", as such term is defined in the Agreements, such Employee shall be entitled to his or her then existing base salary for the remaining duration of the term, provided that in no event shall the severance payment be greater than 12 months nor less than 3 months worth of base salary. If the Employee is terminated without cause or resigns with "good reason" following a "change in control", then he or she shall be entitled to payment of his or her base salary for a period of 18 months, subject to a reduction in the event that such payment would constitute a "parachute payment" pursuant to
Section 280G of the Internal Revenue Code. Finally, the Employees may be terminated with "cause", as such term is defined in the Agreements, in which case all of the rights of the Employee shall cease as of the effective date of such termination.

The Agreements further provide that the Employees may not solicit either the Bank's employees or customers to cease working or doing business with the Bank or to work or do business with another entity, for a period of one year following the termination of his or her employment with the Bank, and prohibit the Employees from disclosing the Bank's confidential information. The Employees further covenant that each will not be employed by or render services in any manner to another insured depository institution in Southern New Jersey for a period of 60 days following termination of his or her employment, or in the event that his or her termination follows a change in control, for a period of 1 year.

The form of the Agreements is annexed hereto as Exhibit 10.2.

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Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

         10.1 Amended and Restated Employment Agreement by and among Cornerstone Financial Corporation, Cornerstone Bank and George W. Matteo Jr. dated July 15, 2009

         10.2 Form of Employment Agreement with each of Mr. Gene D'Orazio, Mr. David T. Swoyer, Ms. Colleen M. Connell, and Ms. Donna J. McDermott





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              CORNERSTONE FINANCIAL CORPORATION
                                              (Registrant)

Dated: July 20, 2009                          By:   /s/ Keith Winchester
                                                    ----------------------------
                                                    Keith Winchester
                                                    Executive Vice President and
                                                    Chief Financial Officer